Exhibit 99.1

Contact:	Dennis Story	Rick Fernandez
	Chief Financial Officer	Senior Manager, Corporate Communications
	Manhattan Associates, Inc.	Manhattan Associates, Inc.
	770-955-7070	678-597-6988
	dstory@manh.com	rfernandez@manh.com

Manhattan Associates Reports Record Fourth Quarter 2018 Total Revenue

ATLANTA – February 5, 2019 – Leading Supply Chain and Omnichannel Commerce Solutions provider Manhattan Associates Inc. (NASDAQ: MANH) today reported GAAP diluted earnings per share for the fourth quarter ended December 31, 2018, of $0.40 compared to $0.36 in Q4 2017, on license revenue of $13.3 million, cloud subscriptions revenue of $6.8 million and record total revenue of $144.4 million, applying ASC 606 retrospectively. Non-GAAP adjusted diluted earnings per share for Q4 2018 was $0.46 compared to $0.45 in Q4 2017.

“We’re pleased with both our 2018 fourth quarter financial performance and full year results. We delivered record Q4 total revenue and strong earnings per share with a backdrop of solid software and global services revenue,” said Manhattan Associates president and CEO Eddie Capel. “In addition, we continue to receive very positive interest on our Manhattan Active™ suite of cloud-based solutions.”

“We remain bullish on our growth opportunity in 2019 and beyond.  While prudently cautious regarding current global geopolitical and economic volatility, we believe continued omnichannel and supply chain evolution in our target markets has created an acute need for Manhattan’s software that enables our clients to accelerate growth and Push Possible®,” added Mr. Capel.

FOURTH QUARTER 2018 FINANCIAL SUMMARY:

•

We have reclassified certain line items in prior period financial statements to conform to the current period presentation in the consolidated statements of income because of our business transition to cloud subscriptions.

•	GAAP diluted earnings per share was $0.40 in Q4 2018 compared to $0.36 in Q4 2017.
•	Adjusted diluted earnings per share, a non-GAAP measure, was $0.46 in Q4 2018, compared to $0.45 in Q4 2017.

•

Consolidated total revenue was $144.4 million in Q4 2018, compared to $144.1 million in Q4 2017. License revenue was $13.3 million in Q4 2018, compared to $14.7 million in Q4 2017. Cloud subscription revenue was $6.8 million in Q4 2018, compared to $3.2 million in Q4 2017.

•	GAAP operating income was $34.3 million in Q4 2018, compared to $43.6 million in Q4 2017.
•	Adjusted operating income, a non-GAAP measure, was $39.7 million in Q4 2018, compared to $48.8 million in Q4 2017.
•	Cash flow from operations was $34.0 million in Q4 2018, compared to $47.4 million in Q4 2017. Days Sales Outstanding was 64 days at December 31, 2018, compared to 60 days at September 30, 2018.
•	Cash and investments totaled $100.6 million at December 31, 2018, compared to $93.9 million at September 30, 2018.
•

During the three months ended December 31, 2018, the Company repurchased 518,548 shares of Manhattan Associates common stock under the share repurchase program authorized by our Board of Directors for a total investment of $24.8 million. In January 2019, our Board authorized the Company to repurchase up to an aggregate of $50 million of the Company’s common stock.

FULL YEAR 2018 FINANCIAL SUMMARY:

•

We have reclassified certain line items in prior period financial statements to conform to the current period presentation in the consolidated statements of income because of our business transition to cloud subscriptions.

•	GAAP diluted earnings per share for the twelve months ended December 31, 2018, was $1.58, compared to $1.68 for the twelve months ended December 31, 2017.
•	Adjusted diluted earnings per share, a non-GAAP measure, was $1.79 for the twelve months ended December 31, 2018, compared to $1.87 for the twelve months ended December 31, 2017.
•

Consolidated revenue for the twelve months ended December 31, 2018, was $559.2 million, compared to $594.6 million for the twelve months ended December 31, 2017. License revenue was $45.4 million for the twelve months ended December 31, 2018, compared to $72.3 million for the twelve months ended December 31, 2017. Cloud subscription revenue was $23.1 million for the twelve months ended December 31, 2018, compared to $9.6 million for the twelve months ended December 31, 2017.

•	GAAP operating income was $133.9 million for the twelve months ended December 31, 2018, compared to $185.6 million for the twelve months ended December 31, 2017.
•	Adjusted operating income, a non-GAAP measure, was $154.2 million for the twelve months ended December 31, 2018, compared to $205.2 million for the twelve months ended December 31, 2017.
•	Cash flow from operations was $137.3 million in the twelve months ended December 31, 2018, compared to $164.1 million in the twelve months ended December 31, 2017.
•

During the twelve months ended December 31, 2018, the Company repurchased 3,147,466 shares of Manhattan Associates common stock under the share repurchase program authorized by our Board of Directors, for a total investment of $143.3 million.

NEW PRESENTATION OF CONSOLIDATED STATEMENTS OF INCOME

We have reclassified certain line items in prior period financial statements to conform to the current period presentation in the consolidated statements of income because of our business transition to cloud subscriptions. These reclassifications include: all revenue line items; cost of license; cost of cloud subscriptions, maintenance and services; and cost of hardware. These reclassifications did not affect total revenue, operating income or net income. For further detail, please see note 7 in the supplemental financial information accompanying this press release.

2019 GUIDANCE

Manhattan Associates provides the following revenue, operating margin and diluted earnings per share guidance for the full year 2019:

	Guidance Range - 2019 Full Year
($'s in millions, except operating margin and EPS)	$ Range		% Growth Range

Total revenue	$564	$576	1%	3%

Operating Margin:
GAAP operating margin	15.5%	15.8%
Equity-based compensation	5.5%	5.4%
Adjusted operating margin(1)	21.0%	21.2%

Diluted earnings per share (EPS):
GAAP EPS	$1.03	$1.07	-35%	-32%
Equity-based compensation	0.35	0.35
Adjusted EPS(1)	$1.38	$1.42	-23%	-21%

(1) Adjusted operating margin and adjusted EPS are non-GAAP measures that exclude the impact of equity-based compensation and acquisition-related costs, and the related income tax effects of these items if applicable.

Manhattan Associates currently intends to publish in each quarterly earnings release certain expectations with respect to future financial performance. Those statements, including the guidance provided above, are forward looking. Actual results may differ materially. Those statements, including the guidance provided above, do not reflect the potential impact of mergers, acquisitions or other business combinations that may be completed after the date of the release.

Manhattan Associates will make its earnings release and published expectations available on its website (www.manh.com). Following publication of this earnings release, any expectations with respect to future financial performance contained in this release, including the guidance above, should be considered historical only, and Manhattan Associates disclaims any obligation to update them.

CONFERENCE CALL

The Company’s conference call regarding its fourth quarter and twelve months ended December 31, 2018, financial results will be held today, February 5, 2019, at 4:30 p.m. Eastern Time. We invite investors to a live webcast of the conference call through the Investor Relations section of Manhattan Associates' website at www.manh.com. To listen to the live webcast, please go to the website at least 15 minutes before the call to download and install any necessary audio software.

Those who cannot listen to the live broadcast may access a replay shortly after the call by dialing +1.855.859.2056 in the U.S. and Canada, or +1.404.537.3406 outside the U.S., and entering the conference identification number 9549358 or via the web at www.manh.com. The phone replay will be available for two weeks after the call, and the Internet webcast will be available until Manhattan Associates’ first quarter 2019 earnings release.

GAAP VERSUS NON-GAAP PRESENTATION

The Company provides adjusted operating income and margin, adjusted income tax provision, adjusted net income, adjusted diluted earnings per share, adjusted cost of services, and adjusted cost of cloud subscriptions, maintenance and services in this press release as additional information regarding the Company’s historical and projected operating results. These measures are not in accordance with – or alternatives to – GAAP, and may be different from similarly titled non-GAAP measures used by other companies. The Company believes the presentation of these non-GAAP financial measures facilitates investors’ ability to understand and compare the Company’s results and guidance, because the measures provide supplemental information in evaluating the operating results of its business, as distinct from results that include items not indicative of ongoing operating results, and because the Company believes its peers typically publish similar non-GAAP measures. This release should be read in conjunction with the Company’s Form 8-K earnings release filing for the three and twelve months ended December 31, 2018.

Non-GAAP adjusted operating income and margin, adjusted income tax provision, adjusted net income and adjusted diluted earnings per share exclude the impact of equity-based compensation, acquisition-related costs and the amortization of these costs, and a restructuring charge – all net of income tax effects, and the impact of the Tax Cuts and Jobs Act. Adjusted cost of services and adjusted cost of cloud subscriptions, maintenance and services exclude the impact of equity-based compensation. We include reconciliations of the Company’s GAAP financial measures to non-GAAP adjustments in the supplemental information attached to this release.

ABOUT MANHATTAN ASSOCIATES

Manhattan Associates is a technology leader in supply chain and omnichannel commerce. We unite information across the enterprise, converging front-end sales with back-end supply chain execution. Our software, platform technology and unmatched experience help drive both top-line growth and bottom-line profitability for our customers.

Manhattan Associates designs, builds and delivers leading edge cloud and on-premise solutions so that across the store, through your network or from your fulfillment center, you are ready to reap the rewards of the omnichannel marketplace. For more information, please visit www.manh.com.

This press release contains “forward-looking statements” relating to Manhattan Associates, Inc.  Forward-looking statements in this press release include, without limitation, the information set forth under “2019 Guidance,” statements we make about market adoption of our cloud-based solution and other statements identified by words such as “may,” “expect,” “forecast,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “project,” “estimate,” and similar expressions.  Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: uncertainty about the global economy, risks related from transitioning our business from a traditional perpetual license software company (generally hosted by our customers on their own premises and equipment) to a subscription-based software-as-a service/cloud-based model, disruption in the retail sector, the possible effect of new U.S. tariffs on imports from other countries (and possible responsive tariffs on U.S. exports by other countries) on international commerce, delays in product development, competitive pressures, software errors, information security breaches and the risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and in Item 1A of Part II in subsequent Quarterly Reports on Form 10-Q. Manhattan Associates undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

###

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(unaudited)	(unaudited)
Revenue:
Cloud subscriptions	$6,803	$3,188	$23,104	$9,596
Software license	13,314	14,712	45,368	72,313
Maintenance	36,466	37,325	147,033	142,998
Services	84,525	77,183	329,685	326,502
Hardware	3,258	11,678	13,967	43,190
Total revenue	144,366	144,086	559,157	594,599
Costs and expenses:
Cost of software license	682	1,377	5,297	5,483
Cost of cloud subscriptions, maintenance and services	62,138	48,934	235,584	208,045
Cost of hardware	-	8,416	-	32,205
Research and development	18,208	14,630	71,896	57,704
Sales and marketing	13,843	13,222	51,262	47,482
General and administrative	13,222	11,764	52,618	46,054
Depreciation and amortization	1,997	2,197	8,613	9,060
Restructuring charge	-	(24)	-	2,921
Total costs and expenses	110,090	100,516	425,270	408,954
Operating income	34,276	43,570	133,887	185,645
Other (loss) income, net	(901)	(580)	2,344	(812)
Income before income taxes	33,375	42,990	136,231	184,833
Income tax provision	7,460	18,476	31,541	68,352
Net income	$25,915	$24,514	$104,690	$116,481

Basic earnings per share	$0.40	$0.36	$1.58	$1.68
Diluted earnings per share	$0.40	$0.36	$1.58	$1.68

Weighted average number of shares:
Basic	65,199	68,485	66,201	69,175
Diluted	65,526	68,791	66,434	69,424

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Reconciliation of Selected GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

Operating income	$34,276	$43,570	$133,887	$185,645
Equity-based compensation (a)	5,291	5,188	19,864	16,229
Purchase amortization (c)	108	107	430	430
Restructuring charge (d)	-	(24)	-	2,921
Adjusted operating income (Non-GAAP)	$39,675	$48,841	$154,181	$205,225

Income tax provision	$7,460	$18,476	$31,541	$68,352
Equity-based compensation (a)	1,092	1,934	4,662	5,964
Tax benefit of stock awards vested (b)	6	14	777	1,911
Purchase amortization (c)	22	40	101	158
Restructuring charge (d)	-	(2)	-	1,073
U.S. Tax Cuts and Jobs Act impact (e)	(146)	(2,825)	202	(2,825)
Adjusted income tax provision (Non-GAAP)	$8,434	$17,637	$37,283	$74,633

Net income	$25,915	$24,514	$104,690	$116,481
Equity-based compensation (a)	4,199	3,254	15,202	10,265
Tax benefit of stock awards vested (b)	(6)	(14)	(777)	(1,911)
Purchase amortization (c)	86	67	329	272
Restructuring charge (d)	-	(22)	-	1,848
U.S. Tax Cuts and Jobs Act impact (e)	146	2,825	(202)	2,825
Adjusted net income (Non-GAAP)	$30,340	$30,624	$119,242	$129,780

Diluted EPS	$0.40	$0.36	$1.58	$1.68
Equity-based compensation (a)	0.06	0.05	0.23	0.15
Tax benefit of stock awards vested (b)	-	-	(0.01)	(0.03)
Purchase amortization (c)	-	-	-	-
Restructuring charge (d)	-	-	-	0.03
U.S. Tax Cuts and Jobs Act impact (e)	-	0.04	-	0.04
Adjusted diluted EPS (Non-GAAP)	$0.46	$0.45	$1.79	$1.87

Fully diluted shares	65,526	68,791	66,434	69,424

(a)

Adjusted results exclude all equity-based compensation to facilitate comparison with our peers and for the other reasons explained in our Current Report on Form 8-K filed today with the SEC. Equity-based compensation is included in the following GAAP operating expense lines for the three and twelve months ended December 31, 2018, and 2017:

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

Cost of services	$1,583	$1,398	$5,787	$3,994
Research and development	1,095	1,280	4,230	3,208
Sales and marketing	545	690	2,041	2,240
General and administrative	2,068	1,820	7,806	6,787
Total equity-based compensation	$5,291	$5,188	$19,864	$16,229

(b)

Adjustments represent the excess tax benefits and tax deficiencies of the stock awards vested during the period. Excess tax benefits (deficiencies) occur when the amount deductible for an award of equity instruments on our tax return is more (less) than the cumulative compensation cost recognized for financial reporting purposes. As discussed above, we excluded equity-based compensation from adjusted non-GAAP results to be consistent with other companies in the software industry and for the other reasons explained in our Current Report on Form 8-K filed with the SEC. Therefore, we also excluded the related tax benefit (expense) generated upon their vesting.

(c)

Adjustments represent purchased intangibles amortization from a prior acquisition. We exclude that amortization from adjusted results to facilitate comparison with our peers, to facilitate comparisons of the results of our core operations from period to period and for the other reasons explained in our Current Report on Form 8-K filed with the SEC.

(d)

In May 2017, we eliminated about 100 positions due to retail sector headwinds and to align our services capacity with demand. That action did not impair or alter our strategic investment plans in innovation and sales and marketing to increase market share and extend our competitive advantage. As a result of that initiative, we recorded a charge of approximately $2.9 million in 2017. The charge primarily consisted of employee severance, employee transition and outplacement costs. We excluded that charge from adjusted non-GAAP results because we do not believe the charge was a cost resulting from normal operating activities and for the other reasons explained in our Current Report on Form 8-K filed with the SEC.

(e)

In the fourth quarter of 2017, we recorded a provisional net one-time tax of $2.8 million because of the enactment of the Tax Cuts and Jobs Act in December 2017. We calculated that amount based on a reasonable estimate of the income tax effects, primarily from a tax on accumulated foreign earnings and the remeasurement of deferred tax assets. We finalized our calculations, resulting in a tax benefit of $0.2 million during the twelve months ended December 31, 2018.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	December 31, 2018	December 31, 2017

ASSETS
Current Assets:
Cash and cash equivalents	$99,126	$125,522
Short-term investments	1,440	-
Accounts receivable, net of allowance of $2,589 and $2,692 at December 31, 2018 and December 31, 2017, respectively	100,108	92,231
Prepaid expenses and other current assets	14,708	10,320
Total current assets	215,382	228,073

Property and equipment, net	14,318	15,493
Goodwill, net	62,240	62,248
Deferred income taxes	5,442	1,877
Other assets	9,768	7,304
Total assets	$307,150	$314,995

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$18,181	$14,028
Accrued compensation and benefits	29,485	15,826
Accrued and other liabilities	12,161	12,105
Deferred revenue	81,894	75,068
Income taxes payable	3,543	7,228
Total current liabilities	145,264	124,255

Other non-current liabilities	14,739	15,784

Shareholders' equity:
Preferred stock, no par value; 20,000,000 shares authorized, no shares issued or outstanding at December 31, 2018 and December 31, 2017	-	-
Common stock, $.01 par value; 200,000,000 shares authorized; 64,860,419 and 67,776,138 shares issued and outstanding at December 31, 2018 and December 31, 2017, respectively	649	678
Retained earnings	163,359	186,117
Accumulated other comprehensive loss	(16,861)	(11,839)
Total shareholders' equity	147,147	174,956
Total liabilities and shareholders' equity	$307,150	$314,995

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2018	2017

Operating activities:
Net income	$104,690	$116,481
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,613	9,060
Equity-based compensation	19,864	16,229
Loss on disposal of equipment	59	152
Deferred income taxes	(4,265)	1,574
Unrealized foreign currency loss	298	196
Changes in operating assets and liabilities:
Accounts receivable, net	(9,341)	10,139
Other assets	(4,357)	661
Accounts payable, accrued and other liabilities	18,603	(5,354)
Income taxes	(4,390)	1,876
Deferred revenue	7,575	13,052
Net cash provided by operating activities	137,349	164,066

Investing activities:
Purchases of property and equipment	(7,306)	(6,199)
Net (purchases) maturities of short-term investments	(2,532)	429
Net cash used in investing activities	(9,838)	(5,770)

Financing activities:
Purchase of common stock	(149,322)	(131,707)
Net cash used in financing activities	(149,322)	(131,707)

Foreign currency impact on cash	(4,585)	3,318

Net change in cash and cash equivalents	(26,396)	29,907
Cash and cash equivalents at beginning of period	125,522	95,615
Cash and cash equivalents at end of period	$99,126	$125,522

MANHATTAN ASSOCIATES, INC.

SUPPLEMENTAL INFORMATION

1.	GAAP and Adjusted earnings per share by quarter are as follows:
	2017					2018
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
GAAP Diluted EPS	$0.40	$0.45	$0.47	$0.36	$1.68	$0.33	$0.42	$0.43	$0.40	$1.58
Adjustments to GAAP:
Equity-based compensation	0.04	0.03	0.03	0.05	0.15	0.05	0.06	0.06	0.06	0.23
Tax benefit of stock awards vested	(0.03)	-	-	-	(0.03)	(0.01)	-	-	-	(0.01)
Purchase amortization	-	-	-	-	-	-	-	-	-	-
Restructuring charge	-	0.03	-	-	0.03	-	-	-	-	-
U.S. Tax Cuts and Jobs Act impact	-	-	-	0.04	0.04	(0.01)	-	-	-	-
Adjusted Diluted EPS	$0.42	$0.50	$0.51	$0.45	$1.87	$0.37	$0.47	$0.49	$0.46	$1.79
Fully Diluted Shares	70,247	69,421	69,135	68,791	69,424	67,736	66,535	65,901	65,526	66,434

2.Revenues and operating income by reportable segment are as follows (in thousands):

	2017					2018
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Revenue:
Americas	$113,115	$123,658	$124,833	$115,543	$477,149	$104,615	$112,945	$113,886	$114,040	$445,486
EMEA	23,360	22,028	18,453	21,508	85,349	19,164	21,356	21,181	23,043	84,744
APAC	7,014	8,455	9,597	7,035	32,101	6,790	7,570	7,284	7,283	28,927
	$143,489	$154,141	$152,883	$144,086	$594,599	$130,569	$141,871	$142,351	$144,366	$559,157

GAAP Operating Income:
Americas	$28,713	$35,717	$39,295	$32,968	$136,693	$20,318	$26,589	$26,200	$24,422	$97,529
EMEA	10,754	9,995	7,128	7,952	35,829	5,475	6,252	7,413	7,297	26,437
APAC	2,253	3,547	4,673	2,650	13,123	2,037	2,844	2,483	2,557	9,921
	$41,720	$49,259	$51,096	$43,570	$185,645	$27,830	$35,685	$36,096	$34,276	$133,887

Adjustments (pre-tax):
Americas:
Equity-based compensation	$4,472	$2,796	$3,773	$5,188	$16,229	$4,343	$4,927	5,303	$5,291	$19,864
Purchase amortization	107	108	108	107	430	107	108	107	108	430
Restructuring charge	-	2,908	(77)	(18)	2,813	-	-	-	-	-
	$4,579	$5,812	$3,804	$5,277	$19,472	$4,450	$5,035	$5,410	$5,399	$20,294

EMEA:
Restructuring charge	-	114	-	(6)	108	-	-	-	-	-

Adjusted non-GAAP Operating Income:
Americas	$33,292	$41,529	$43,099	$38,245	$156,165	$24,768	$31,624	$31,610	$29,821	$117,823
EMEA	10,754	10,109	7,128	7,946	35,937	5,475	6,252	7,413	7,297	26,437
APAC	2,253	3,547	4,673	2,650	13,123	2,037	2,844	2,483	2,557	9,921
	$46,299	$55,185	$54,900	$48,841	$205,225	$32,280	$40,720	$41,506	$39,675	$154,181

3.Impact of Currency Fluctuation

The following table reflects the increases (decreases) in the results of operations for each period attributable to the change in foreign currency exchange rates from the prior period as well as foreign currency gains (losses) included in other income, net for each period (in thousands):

	2017					2018
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Revenue	$(1,547)	$(1,219)	$536	$1,820	$(410)	$2,781	$1,699	$(581)	$(1,068)	$2,831
Costs and expenses	(789)	(396)	723	1,485	1,023	2,328	831	(1,177)	(1,774)	208
Operating income	(758)	(823)	(187)	335	(1,433)	453	868	596	706	2,623
Foreign currency gains (losses) in other income	(646)	(348)	(81)	(771)	(1,846)	366	705	1,431	(1,185)	1,317
	$(1,404)	$(1,171)	$(268)	$(436)	$(3,279)	$819	$1,573	$2,027	$(479)	$3,940

Manhattan Associates has a large research and development center in Bangalore, India.  The following table reflects the increases (decreases) in the financial results for each period attributable to changes in the Indian Rupee exchange rate (in thousands):

	2017					2018
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Operating income	$(70)	$(326)	$(338)	$(345)	$(1,079)	$(360)	$359	$828	$1,066	$1,893
Foreign currency gains (losses) in other income	(320)	(190)	71	(43)	(482)	210	1,120	1,572	(1,074)	1,828
Total impact of changes in the Indian Rupee	$(390)	$(516)	$(267)	$(388)	$(1,561)	$(150)	$1,479	$2,400	$(8)	$3,721

4.Other income includes the following components (in thousands):

	2017					2018
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Interest income	$293	$264	$314	$303	$1,174	$347	$241	$201	$278	$1,067
Foreign currency gains (losses)	(646)	(348)	(81)	(771)	(1,846)	366	705	1,431	(1,185)	1,317
Other non-operating income (expense)	(18)	16	(26)	(112)	(140)	8	40	(94)	6	(40)
Total other income (loss)	$(371)	$(68)	$207	$(580)	$(812)	$721	$986	$1,538	$(901)	$2,344

5.Capital expenditures are as follows (in thousands):

	2017					2018
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Capital expenditures	$789	$1,914	$1,194	$2,302	$6,199	$2,174	$1,881	$1,481	$1,770	$7,306

6.Stock Repurchase Activity (in thousands):

	2017					2018
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Shares purchased under publicly-announced buy-back program	1,004	535	-	1,156	2,695	1,158	1,082	389	519	3,148
Shares withheld for taxes due upon vesting of restricted stock	131	1	2	1	135	111	1	3	-	115
Total shares purchased	1,135	536	2	1,157	2,830	1,269	1,083	392	519	3,263

Total cash paid for shares purchased under publicly-announced buy-back program	$49,978	$24,974	$-	$49,953	$124,905	$49,972	$47,876	$20,669	$24,757	$143,274
Total cash paid for shares withheld for taxes due upon vesting of restricted stock	6,641	27	80	54	6,802	5,843	23	175	7	6,048
Total cash paid for shares repurchased	$56,619	$25,001	$80	$50,007	$131,707	$55,815	$47,899	$20,844	$24,764	$149,322

7.	Impact of Cloud Transition

Because of our business transition to Cloud Subscriptions, we have revised our presentations of revenue and related cost line items in our consolidated statements of income. We have reclassified certain line items in prior period financial statements to conform to the current period presentation in the consolidated statements of income. These reclassifications include: all revenue line items; cost of license; cost of cloud subscriptions, maintenance and services; and cost of hardware. These reclassifications did not affect total revenue, operating income or net income. The following table reflects the comparison between the former and new presentation (in thousands):

	2017					2018
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year

Former Presentation:
Software license	$22,773	$22,442	$18,794	$17,900	$81,909	$12,024	$18,350	$17,981	$20,117	$68,472
Services	108,833	116,828	115,555	110,394	451,610	111,701	115,051	116,911	116,256	459,919
Hardware and other	11,883	14,871	18,534	15,792	61,080	6,844	8,470	7,459	7,993	30,766
	$143,489	$154,141	$152,883	$144,086	$594,599	$130,569	$141,871	$142,351	$144,366	$559,157

Cost of license	$2,240	$2,355	$2,830	$3,169	$10,594	$3,982	$5,534	$5,789	$6,023	$21,328
Cost of services	49,743	47,751	44,750	43,053	185,297	50,348	49,475	50,984	52,093	202,900
Cost of hardware and other	9,638	12,207	15,492	12,505	49,842	3,464	4,072	4,413	4,704	16,653
	$61,621	$62,313	$63,072	$58,727	$245,733	$57,794	$59,081	$61,186	$62,820	$240,881

New Presentation:
Cloud subscriptions (a)	$1,496	$2,378	$2,534	$3,188	$9,596	$4,469	$5,377	$6,455	$6,803	$23,104
Software license	21,277	20,064	16,260	14,712	72,313	7,555	12,973	11,526	13,314	45,368
Maintenance	33,376	35,959	36,338	37,325	142,998	36,397	36,993	37,177	36,466	147,033
Services	79,781	85,327	84,211	77,183	326,502	78,757	82,267	84,136	84,525	329,685
Hardware	7,559	10,413	13,540	11,678	43,190	3,391	4,261	3,057	3,258	13,967
	$143,489	$154,141	$152,883	$144,086	$594,599	$130,569	$141,871	$142,351	$144,366	$559,157

Cost of license	$1,352	$1,438	$1,316	$1,377	$5,483	$1,308	$2,096	$1,211	$682	$5,297
Cost of cloud subscriptions, maintenance and services (b)	54,899	53,109	51,103	48,934	208,045	56,486	56,985	59,975	62,138	235,584
Cost of hardware	5,370	7,766	10,653	8,416	32,205	-	-	-	-	-
	$61,621	$62,313	$63,072	$58,727	$245,733	$57,794	$59,081	$61,186	$62,820	$240,881

Reconciliation of Selected GAAP to Non-GAAP Measure:

	2017					2018
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year

Former Presentation:
Cost of services	$49,743	$47,751	$44,750	$43,053	$185,297	$50,348	$49,475	$50,984	$52,093	$202,900
Equity-based compensation (c)	(1,141)	(580)	(875)	(1,398)	(3,994)	(1,117)	(1,556)	(1,531)	(1,583)	(5,787)
Adjusted Cost of services	$48,602	$47,171	$43,875	$41,655	$181,303	$49,231	$47,919	$49,453	$50,510	$197,113

New Presentation:
Cost of cloud subscriptions, maintenance and services (b)	$54,899	$53,109	$51,103	$48,934	$208,045	$56,486	$56,985	$59,975	$62,138	$235,584
Equity-based compensation (c)	(1,141)	(580)	(875)	(1,398)	(3,994)	(1,117)	(1,556)	(1,531)	(1,583)	(5,787)
Adjusted Cost of cloud subscriptions, maintenance and services	$53,758	$52,529	$50,228	$47,536	$204,051	$55,369	$55,429	$58,444	$60,555	$229,797

(a)

Cloud subscriptions includes software as a service (“SaaS”) and arrangements that provide customers with the right to use our software within a cloud-based environment provided by and managed by us where the customer does not have the right to take possession of the software without significant penalties.

(b)

Cost of cloud subscriptions, maintenance and services consists primarily of salaries and other personnel-related expenses of employees dedicated to cloud subscriptions; maintenance services; professional and technical services; and hosting fees.

(c)

Adjusted results exclude all equity-based compensation to facilitate comparison with our competitors and peers and for the other reasons explained in our Current Report on Form 8-K filed today with the SEC.

8. ASC 606 Adoption

We adopted the new revenue recognition standard, FASB ASC Topic 606, Revenue from Contracts with Customers, in the first quarter of 2018. The new standard provides accounting guidance for all revenue arising from contracts with customers and affects substantially all entities. We adopted the standard using the modified retrospective method with the cumulative effect of initially adopting the standard recorded as an adjustment to retained earnings as of January 1, 2018. We recorded historical hardware sales prior to the adoption of ASC 606 on a gross basis, as we were the principal in the transaction in accordance with ASC 605-45. Under the new standard, we are an agent in the transaction as we do not physically control the hardware we sell. Accordingly, we recognize our hardware revenue net of related cost, which reduces both hardware revenue and cost of sales compared to our accounting prior to 2018. We recognize and present our hardware revenue net of related cost under the new standard prospectively. For comparison purposes only, had we implemented ASC 606 using the full retrospective method, we would have presented hardware revenue net of expense in our 2017 quarterly financial results below (in thousands):

	2017					2018
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year

Presentation of Hardware Revenue - Pre ASC 606 adoption:

Revenue
Hardware Revenue	$7,559	$10,413	$13,540	$11,678	$43,190	$11,224	$16,252	$10,575	$11,863	$49,914

Cost of Revenue
Cost of Hardware	(5,370)	(7,766)	(10,653)	(8,416)	(32,205)	(7,833)	(11,991)	(7,518)	(8,605)	(35,947)

Hardware Revenue, net	$2,189	$2,647	$2,887	$3,262	$10,985	$3,391	$4,261	$3,057	$3,258	$13,967

Proforma Presentation of Hardware Revenue - Post ASC 606 Using Full Retrospective Method:

Hardware Revenue	$2,189	$2,647	$2,887	$3,262	$10,985	$3,391	$4,261	$3,057	$3,258	$13,967

9. Remaining Performance Obligations

Under the new revenue recognition standard, we now disclose revenue we expect to recognize from our remaining performance obligations.  Our reported performance obligations primarily represent cloud subscriptions with a non-cancelable term greater than one year (including cloud deferred revenue as well as cloud amounts that will be invoiced and recognized as revenue in future periods).  Our deferred revenue on the balance sheet primarily relates to our maintenance contracts, which are typically one year in duration and are not included in the remaining performance obligations.  Below are our remaining performance obligations as of the end of each period (in thousands):

	December 31, 2017	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018
Remaining Performance Obligations	$27,535	$33,999	$58,434	$64,175	$76,990